Question 77C

(a)  September 30, 2003 - Special Meeting

(b) Elected at Meeting: Richard H. Forde, Carol Ann Hayes, David P. Marks, Marnie W. Mueller Other Directors Now In Office: Russell H. Jones, Paul J. McDonald

(c)

                                                     S&P 500               Core Plus               Money
                                                     Index Fund            Bond Fund               Market Fund           Total
1. The number of shares of the Fund
         eligible to be voted                        14,094,428            14,491,200              387,948,208           416,533,836
                                                     ------------------    ------------------      --------------------  -----------


2. The number of shares represented at the
         meeting in person or by proxy:              11,503,075.793        13,292,480.236          382,636,911.437   407,432,467.466
                                                     --------------        --------------          --------------    ---------------


3. With respect to the election of Trustees to the Board of the Fund:


                                                        FOR                     VOTE WITHHELD


         Richard H. Forde                      406,892,144.797                          537,322.669
                                               ---------------                  ---------------------------

         Carol Ann Hayes                       406,885,503.432                          546,964.034
                                               ---------------                  ---------------------------

         David P. Marks                        406,895,142.673                          537,324.793
                                               ---------------                  ----------------------------

         Marnie W. Mueller                     406,836,558.119                          595,909.347
                                               ---------------                  -----------------------------


4.       With respect to the amendment                                          FOR         11,161,396.037
                                                                                           ---------------
         of the fundamental investment
         restriction regarding diversification                                  AGAINST        185,176.899
                                                                                           ----------------
         (S&P 500(R)Index Fund only).
                                                                                ABSTAIN        156,502.857
                                                                                           ----------------



5. With respect to the elimination of the fundamental restriction regarding investment in unseasoned companies (all Funds)



         FOR                             404,032,016.896

         AGAINST                           3,131,772.193

         ABSTAIN                              268,678.377


6. With respect to the elimination of the fundamental investment restriction regarding investments in companies in which Trustees or officers are invested (all funds).




         FOR                             402,960,183.94

         AGAINST                             4,178,608.755

         ABSTAIN                                293,674.771


(d)  None